                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 4.24

         COMMON STOCK                                                                           COMMON STOCK

        PAR VALUE $.10                                [PICTURE]                                    PAR VALUE $.10

NUMBER                                                                                                                    SHARES
M5359                                                                                                                    [      ]



         THIS CERTIFICATE IS TRANSFERABLE
             IN RIDGEFIELD PARK, NJ                                                 CUSIP 370021 10 7
               AND NEW YORK, NY                                              SEE REVERSE FOR CERTAIN DEFINITIONS

                                        GENERAL GROWTH PROPERTIES, INC.

                                INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

         THIS CERTIFIES THAT


                                                  [SPECIMEN]



         IS THE OWNER OF

                             FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

         General Growth Properties, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate property endorsed.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[SEAL]

                                           PAR VALUE CHANGED TO $.01


         Dated:



         COUNTERSIGNED AND REGISTERED:                                                        /s/ JOHN BURLESBAUM
         MELLON INVESTOR SERVICES LLC                                                       CHIEF EXECUTIVE OFFICER
                                                 TRANSFER AGENT
                                                 AND REGISTRAR,

         BY                                                                                   /s/ MARSHALL E. EISENBERG
                                                                                             SECRETARY

         AUTHORIZED SIGNATURE



[BANKNOTE CORPORATION OF AMERICA]

                        GENERAL GROWTH PROPERTIES, INC.

     The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 7.5% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding Equity Stock of the Corporation unless such Person is an Existing Holder (in which case the Existing Holder Limit shall be applicable); or (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between General Growth Properties, Inc. and Mellon Investor Services LLC, as successor to Norwest Bank Minnesota, N.A., as Rights Agent, dated as of November 18, 1998 (as amended, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of General Growth Properties, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. General Growth Properties, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.

     The Corporation will furnish to any stockholder upon request and without charge a statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Such requests may be made to the Secretary of the Corporation.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _____________ Custodian ___________
                                                                                (Cust)                 (Minor)
        TEN ENT -- as tenants by the entireties                              under Uniform Gifts to Minors

        JT TEN  -- as joint tenants with right of                            Act __________________
                   survivorship and not as tenants                                     (State)
                   in common

     Additional abbreviations may also be used though not in the above list.


  For value received, __________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

--------------------------------------------------------------------------------
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
shares of common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated:


SIGNATURE GUARANTEED:



------------------------------------------------
NOTICE: THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM)
PURSUANT TO S.E.C. RULE 17Ad-15.


Signature:
          -------------------------------------------------------------

Signature:
          -------------------------------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

         COMMON STOCK                                                                           COMMON STOCK

        PAR VALUE $.10                                [PICTURE]                                    PAR VALUE $.10

NUMBER                                                                                                                    SHARES
M5360                                                                                                                    [      ]



         THIS CERTIFICATE IS TRANSFERABLE
             IN RIDGEFIELD PARK, NJ                                                 CUSIP 370021 10 7
               AND NEW YORK, NY                                              SEE REVERSE FOR CERTAIN DEFINITIONS

                                        GENERAL GROWTH PROPERTIES, INC.

                                INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

         THIS CERTIFIES THAT


                                                  [SPECIMEN]



         IS THE OWNER OF

                             FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

         General Growth Properties, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate property endorsed.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[SEAL]

                                           PAR VALUE CHANGED TO $.01


         Dated:



         COUNTERSIGNED AND REGISTERED:                                                        /s/ JOHN BURLESBAUM
         MELLON INVESTOR SERVICES LLC                                                       CHIEF EXECUTIVE OFFICER
                                                 TRANSFER AGENT
                                                 AND REGISTRAR,

         BY                                                                                   /s/ MARSHALL E. EISENBERG
                                                                                             SECRETARY

         AUTHORIZED SIGNATURE


[BANKNOTE CORPORATION OF AMERICA]

                        GENERAL GROWTH PROPERTIES, INC.

     The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 7.5% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding Equity Stock of the Corporation unless such Person is an Existing Holder (in which case the Existing Holder Limit shall be applicable); or (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between General Growth Properties, Inc. and Mellon Investor Services LLC, as successor to Norwest Bank Minnesota, N.A., as Rights Agent, dated as of November 18, 1998 (as amended, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of General Growth Properties, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. General Growth Properties, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.

     The Corporation will furnish to any stockholder upon request and without charge a statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Such requests may be made to the Secretary of the Corporation.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _____________ Custodian ___________
                                                                                (Cust)                  (Minor)
        TEN ENT -- as tenants by the entireties                              under Uniform Gifts to Minors

        JT TEN  -- as joint tenants with right of                            Act __________________
                   survivorship and not as tenants                                     (State)
                   in common

     Additional abbreviations may also be used though not in the above list.


  For value received, __________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

--------------------------------------------------------------------------------
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
shares of common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated:


SIGNATURE GUARANTEED:



------------------------------------------------
NOTICE: THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.


Signature:
          -------------------------------------------------------------

Signature:
          -------------------------------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.